EX-99.14.A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information constituting part of this Registration Statement on Form N-14 of our report dated August 27, 2010 relating to the financial statements and financial highlights of Scout Stock Fund, Scout Mid Cap Fund, Scout Small Cap Fund, Scout TrendStar Small Cap Fund, Scout International Fund, Scout International Discovery Fund, Scout Bond Fund, Scout Money Market Fund – Federal Portfolio, Scout Money Market Fund – Prime Portfolio, and Scout Tax-Free Money Market Fund Portfolio, each a series of Scout Funds (the “Trust”) appearing in the Annual Report on Form N-CSR of the Trust for the year ended June 30, 2010, and to the references to us under the headings "Independent Registered Public Accounting Firms" in the Combined Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

January 27, 2011